EXHIBIT 99.01
PART I
Item 1. BUSINESS
(Dollar amounts in millions, except for per share data, unless otherwise stated)
General
The Hartford Financial Services Group, Inc. (together with its subsidiaries, “The Hartford”, the “Company”, “we”, or “our”) is an insurance and financial services company. The Hartford, headquartered in Connecticut, is among the largest providers of property and casualty insurance and investment products to both individual and business customers in the United States of America. Also, The Hartford continues to manage life and annuity products previously sold. Hartford Fire Insurance Company, founded in 1810, is the oldest of The Hartford’s subsidiaries. At December 31, 2012, total assets and total stockholders’ equity of The Hartford were $298.5 billion and $22.4 billion, respectively.
Organization
The Hartford strives to maintain and enhance its position as a market leader within the financial services industry. The Company sells diverse and innovative products through multiple distribution channels to consumers and businesses. The Company seeks on an ongoing basis to develop and expand its distribution channels, achieving cost efficiencies through economies of scale and improved technology, and capitalizes on its brand name and The Hartford Stag Logo, one of the most recognized symbols in the financial services industry.
In 2012, The Hartford concluded an evaluation of its strategy and business portfolio. The Company is currently focusing on its Property & Casualty, Group Benefits and Mutual Fund businesses. The objective of this realignment is to position the organization for higher returns on equity, reduced sensitivity to capital markets, a lower cost of capital and increased financial flexibility. As a result, the Company completed the sales of its Retirement Plans and Individual Life businesses in January 2013 and announced the signing of a definitive agreement to sell Hartford Life International Limited (“HLIL”), an indirect wholly-owned subsidiary, in June 2013. In 2012, the Company sold Woodbury Financial Services, Inc. (“Woodbury Financial Services”, “WFS”) an indirect wholly-owned broker-dealer subsidiary, and placed its annuity businesses into runoff.
As a holding company that is separate and distinct from its subsidiaries, The Hartford Financial Services Group, Inc. has no significant business operations of its own. Therefore, it relies on the dividends from its insurance companies and other subsidiaries as the principal source of cash flow to meet its obligations. Additional information regarding the cash flow and liquidity needs of The Hartford Financial Services Group, Inc. may be found in the Capital Resources and Liquidity section of Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”).
Reporting Segments
The Hartford currently conducts business principally in six reporting segments including Property & Casualty Commercial, Consumer Markets, Property & Casualty Other Operations, Group Benefits, Mutual Funds and Talcott Resolution (formerly Life Other Operations), as well as a Corporate category. The Hartford includes in its Corporate category the Company’s debt financing and related interest expense, as well as other capital raising activities; and certain purchase accounting adjustments and other charges not allocated to the reporting segments.
The following discussion describes the principal products and services, marketing and distribution, and competition of The Hartford's reporting segments. For further discussion on the reporting segments, including financial disclosures of revenues by product line, geographical revenue, net income (loss), and assets for each reporting segment, see Note 4 of Notes to Consolidated Financial Statements.

Property & Casualty Commercial
Principal Products and Services
Property & Casualty Commercial provides workers’ compensation, property, automobile, liability and umbrella coverages under several different products, primarily throughout the United States, within its standard commercial lines, which consists of The Hartford’s small commercial and middle market lines of business. Additionally, a variety of customized insurance products and risk management services including workers’ compensation, automobile, general liability, professional liability, livestock and specialty casualty coverages are offered through the segment’s specialty lines.
Standard commercial lines seeks to offer products with coverage options and customized pricing based on the policyholder’s individualized risk characteristics. For small businesses, those businesses whose annual payroll is under $5 and whose revenue and property values are less than $15 each, property and liability coverages are bundled as part of a single multi-peril package policy marketed under the Spectrum name. Medium-sized businesses, companies whose payroll, revenue and property values exceed the small business definition, are served within middle market. The middle market line of business provides workers’ compensation, property, automobile, liability, umbrella fidelity, surety and marine coverages.
Within the specialty lines, a significant portion of the specialty casualty business, including workers’ compensation business, is written through large deductible programs where the insured typically provides collateral to support loss payments made within their deductible. The specialty casualty business also provides retrospectively-rated programs where the premiums are adjustable based on loss experience. Captive and Specialty Programs provide tailored property and casualty programs primarily to customers with common risk characteristics and those seeking a loss sensitive solution.
Marketing and Distribution
Standard commercial lines provide insurance products and services through the Company’s home office located in Hartford, Connecticut, and multiple domestic regional office locations and insurance centers. The products are marketed nationwide utilizing brokers and independent agents. The current pace of consolidation within the independent agent and broker distribution channel will likely continue such that, in the future a larger proportion of written premium will likely be concentrated among fewer agents and brokers. Additionally the Company offers insurance products to customers of payroll service providers through its relationships with major national payroll companies.
Specialty lines also provide insurance products and services through its home office located in Hartford, Connecticut and multiple domestic office locations. Specialty lines markets its products nationwide utilizing a variety of distribution networks including independent retail agents, brokers and wholesalers.
Competition
In the small commercial marketplace, The Hartford competes against a number of large national carriers, as well as regional carriers in certain territories. Competitors include other stock companies, mutual companies and other underwriting organizations. The small commercial market has become increasingly competitive as carriers seek to differentiate themselves through product expansion, price reduction, enhanced service and cutting-edge technology. Larger carriers such as The Hartford have improved their pricing sophistication and ease of doing business with agents through the use of predictive modeling tools and automation which speeds up the process of evaluating a risk and quoting new business.
Written premium growth rates in the small commercial market have slowed in recent years and underwriting margins have been pressured by increases in loss costs, particularly in workers’ compensation, and higher catastrophes. A number of companies have sought to grow their business by increasing their underwriting appetite, appointing new agents and expanding business with existing agents. Also, carriers serving middle market-sized accounts are more aggressively competing for small commercial accounts as small commercial business has generally been less price-sensitive.
Middle market business is characterized as “high touch” and involves case-by-case underwriting and pricing decisions. The pricing of middle market accounts is prone to significant variation or cyclicality over time, with sensitivity to legislative and macro-economic forces. Over the last several years, there has been a reduction in average premium size as shrinking company payrolls, smaller auto fleets, and fewer business locations depress insurance exposures. Additionally, various state legislative reforms in recent years designed to control workers compensation indemnity costs have led to rate reductions in many states. These factors, characterized by highly competitive pricing on new business, have resulted in more new business opportunities in the marketplace as customers shop their policies for a lower price. In the face of this competitive environment, The Hartford continues to maintain a disciplined underwriting approach. To gain a competitive advantage in this environment, carriers are improving automation with agents and brokers, increasing pricing sophistication, and enhancing their product offerings. These enhancements include industry specialization, with The Hartford and other national carriers tailoring products and services to specific industry verticals such as technology, health care and renewable energy.

In the surety business, favorable underwriting results over the past couple of years have led to increased competition for market share, setting the stage for potential written price decreases. Driven by the upheaval in the credit markets, new private construction activity has declined dramatically, resulting in lower demand for contract surety business.
Specialty lines is comprised of a diverse group of businesses that operate independently within their specific industries. These businesses, while somewhat interrelated, have different business models and operating cycles. Specialty lines competes on an account- by-account basis due to the complex nature of each transaction. Competition in this market includes other stock companies, mutual companies, alternative risk sharing groups and other underwriting organizations. The relatively large size and underwriting capacity of The Hartford provides opportunities not available to smaller companies. Disciplined underwriting and targeted returns are the objectives of specialty lines since premium writings may fluctuate based on the segment’s view of perceived market opportunity.
For specialty casualty businesses, written pricing competition continues to be significant, particularly for the larger individual accounts. Carriers are aggressively negotiating renewals with customers by initiating the renewal process well in advance of the policy renewal date, to improve retention, reducing new business opportunities within the marketplace. Within the national account business, as the market firms, more insureds may opt for loss-sensitive products in lieu of guaranteed cost policies.
Carriers writing professional liability business are increasingly focused on profitable private, middle market companies. This trend has continued as the downturn in the economy has led to a significant drop in the number of initial public offerings, and volatility for all public companies. Also, carriers’ new business opportunities in the marketplace for directors & officers and errors & omissions insurance have been significantly influenced by customer perceptions of financial strength, as investment portfolio losses have had a negative effect on the financial strength ratings of some insurers.
In the commercial marketplace, the weak economy has prompted carriers to offer differentiated products and services as a means of gaining a competitive advantage. In addition to the initiatives specific to each of The Hartford’s Property & Casualty Commercial lines of business noted above, the Company is leveraging its diverse product, service and distribution capabilities to deliver differentiated value in the market, while simultaneously increasing its ability to access its own diverse customer base for new product sales.
Consumer Markets
Principal Products and Services
Consumer Markets provides standard automobile, homeowners and home-based business coverages to individuals across the United States, including a special program designed exclusively for members of AARP (“AARP Program”). The Hartford's auto and homeowners products provide coverage options and customized pricing tailored to a customer's individual risk. The Hartford has individual customer relationships with AARP Program policyholders and, as a group, these customers represent a significant portion of the total Consumer Markets' business. Business sold to AARP members, either direct or through independent agents, amounted to earned premiums of $2.8 billion, $2.8 billion and $2.9 billion in 2012, 2011 and 2010, respectively. Consumer Markets also operates a member contact center for health insurance products offered through the AARP Health program, with the current agreement in place through 2018.

Marketing and Distribution
Consumer Markets reaches diverse customers through multiple distribution channels including direct sales to the consumer, brokers and independent agents. In direct sales to the consumer, the Company markets its products through a mix of media, including direct mail and e-commerce marketing, television and advertising, both digitally and in publications. Most of Consumer Markets' direct sales to the consumer are associated with its exclusive licensing arrangement with AARP, with the current agreement in place until January 1, 2020, to market automobile, homeowners and home-based business insurance products to AARP's approximately 37 million members. This agreement provides Consumer Markets with an important competitive advantage given the number of “baby boomers” over age 50, many of whom become AARP members.
Consumer Markets is also focused on targeting specific customer groups and writing business through partnerships and affinities other than AARP. The Company has affinity agreements with the American Kennel Club, Sierra Club, the National Wildlife Federation and Direct Selling Association. In addition to selling product through its relationship with AARP and other affinities, the Company markets direct to the consumer within select underwriting markets, acquired through partnerships or list acquisitions, and to consumers in geographies where it is especially competitive.
The agency channel provides customized products and services to customers through a network of independent agents in the standard personal lines market. These independent agents are not employees of The Hartford. During 2011 and 2012, the Company completed the rollout of its Open Road Advantage auto product and its Hartford Home Advantage homeowners' product.

Competition
The personal lines automobile and homeowners businesses are highly competitive. Personal lines insurance is written by insurance companies of varying sizes that compete on the basis of price, product, service (including claims handling), stability of the insurer and brand recognition. Companies with recognized brands, direct sales capability and economies of scale will have a competitive advantage. In recent years, a number of carriers have increased their advertising in an effort to gain new business and retain profitable business. This has been particularly true of carriers that sell directly to the consumer. Industry sales of personal lines insurance direct to the consumer have been growing faster than sales through agents, particularly for auto insurance.
Carriers that distribute products mainly through agents compete by offering agents commissions and additional incentives to attract new business. To distinguish themselves in the marketplace, top tier carriers are offering on-line and self service capabilities to agents and consumers. More agents have been using “comparative rater” tools that allow the agent to compare premium quotes among several insurance companies. The use of comparative rater tools has further increased price competition. Carriers with more efficient cost structures will have an advantage in competing for new business through price.
The use of data mining and predictive modeling is used by more and more carriers to target the most profitable business and carriers have further segmented their pricing plans to expand market share in what they believe to be the most profitable segments. Some companies, including The Hartford, have written a greater percentage of their new business in preferred market segments which tend to have better loss experience but also lower average premiums. In addition, a number of companies have invested in telematics — the use of devices in insured vehicles to transmit information about driving behavior such as miles driven, speed, acceleration, deceleration — and are using that information to price the risk. Companies that are the first to introduce telematics may enjoy a competitive advantage through favorable risk selection.
Group Benefits
Principal Products and Services
Group Benefits provides group life, accident and disability coverage, group retiree health and voluntary benefits to individual members of employer groups, associations, affinity groups and financial institutions. Group Benefits offers disability underwriting, administration, claims processing and reinsurance to other insurers and self-funded employer plans. Policies sold in this segment are generally term insurance, allowing Group Benefits to adjust the rates or terms of its policies in order to minimize the adverse effect of market trends, declining interest rates, and other factors. Policies are typically sold with one, two or three-year rate guarantees depending upon the product.
In addition to the products and services traditionally offered within each of its lines of business, Group Benefits offers The Hartford Productivity Advantage (“THPA”), a single-company solution for leave management, integrating work absence data from the insurer’s short-term and long-term group disability and workers’ compensation insurance with its leave management administration services.
Marketing and Distribution
The Group Benefits distribution network includes an experienced group of Company employees, managed through a regional sales office system, to distribute its group insurance products and services through a variety of distribution outlets including brokers, consultants, third-party administrators and trade associations.
Competition
Group Benefits competes with numerous other insurance companies and other financial intermediaries marketing insurance products. This line of business focuses on both its risk management expertise and economies of scale to derive a competitive advantage. Competitive factors affecting Group Benefits include the variety and quality of products and services offered, the price quoted for coverage and services, the Company’s relationships with its third-party distributors, and the quality of customer service. In addition, active price competition continues in the marketplace resulting in multi-year rate guarantees being offered to customers. Top tier carriers in the marketplace also offer on-line and self service capabilities to agents and consumers. The relatively large size and underwriting capacity of the Group Benefits business provides opportunities not available to smaller companies.

Mutual Funds
Principal Products and Services
Mutual Funds offers mutual funds for retail accounts such as retirement plans and 529 college savings plans and provides investment-management and administrative services such as product design, implementation and oversight. In 2012, Mutual Funds expanded its relationship with Wellington Management, which serves as the primary sub-advisor for The Hartford’s 57 retail mutual funds, including equity, fixed-income and asset-allocation funds.
Marketing and Distribution
Mutual Fund sales professionals are segmented into two teams; a retail team and an institutional team. The retail team distributes The Hartford’s open-end funds and markets 529 college savings plans to national and regional broker-dealer organizations, banks and other financial institutions, independent financial advisors and registered investment advisors. The institutional team distributes The Hartford’s funds to professional buyers, such as broker-dealers, consultants, record keepers, and bank trust groups.
Competition
Mutual Funds compete with other mutual fund companies along with investment brokerage companies and differentiate themselves through product solutions, performance, and service. In this non-proprietary broker sold market, the Company and its competitors compete aggressively for net sales.
Talcott Resolution
Talcott Resolution's business is comprised of runoff business from the Company's U.S. annuity, international annuity (primarily in Japan), and institutional and private-placement life insurance businesses. Talcott Resolution's mission is to pursue opportunities to reduce the size and risk of the annuity book of business while honoring the Company's obligations to its annuity contractholders. Talcott Resolution manages approximately 1.7 million annuity contracts with account values of approximately $163 billion as of December 31, 2012.
In 2009, the Company suspended international annuity sales in its Japan and European operations and institutional annuity sales in the United States. The operations of the U.K. variable annuity business of HLIL meet the criteria for reporting as discontinued operations as further discussed in Note 20 - Discontinued Operations of the Notes to Consolidated Financial Statements. In March 2012, the Company announced its intention to place its U.S. annuity business into runoff and sell its Retirement Plans and Individual Life businesses. Subsequently, the Company completed the sale of its U.S. individual annuities new business capabilities to Forethought Financial Group and the sale of the administration and operating assets of its private placement life insurance business to Philadelphia Financial Group, Inc. The Talcott Resolution business segment also includes our Retirement Plans and Individual Life businesses that were sold in January 2013. For further discussion of these transactions, see Note 2 - Business Dispositions of the Notes to Consolidated Financial Statements.
Reserves
The Hartford establishes and carries as liabilities reserves for its insurance products to estimate for the following:

•	a liability for unpaid losses, including those that have been incurred but not yet reported, as well as estimates of all expenses associated with processing and settling these claims;

•	a liability equal to the balance that accrues to the benefit of the life insurance policyholder as of the consolidated financial statement date, otherwise known as the account value;

•	a liability for future policy benefits, representing the present value of future benefits to be paid to or on behalf of policyholders less the present value of future net premiums;

•	fair value reserves for living benefits embedded derivative guarantees; and

•	death and living benefit reserves which are computed based on a percentage of revenues less actual claim costs.
Further discussion of The Hartford’s property and casualty insurance product reserves, including asbestos and environmental claims reserves, may be found in Part II, Item 7, MD&A — Critical Accounting Estimates — Property and Casualty Insurance Product Reserves, Net of Reinsurance. Additional discussion may be found in the Company’s accounting policies for insurance product reserves within Note 1 of the Notes to Consolidated Financial Statements.

Reinsurance
The Hartford cedes insurance to affiliated and unaffiliated insurers for both its property and casualty and life insurance products. Such arrangements do not relieve The Hartford of its primary liability to policyholders. Failure of reinsurers to honor their obligations could result in losses to The Hartford.
For property and casualty insurance products, reinsurance arrangements are intended to provide greater diversification of business and limit The Hartford’s maximum net loss arising from large risks or catastrophes. A major portion of The Hartford’s property and casualty insurance product reinsurance is effected under general reinsurance contracts known as treaties, or, in some instances, is negotiated on an individual risk basis, known as facultative reinsurance. The Hartford also has in-force excess of loss contracts with reinsurers that protect it against a specified part or all of a layer of losses over stipulated amounts.
For life insurance products, The Hartford is involved in both the cession and assumption of insurance with other insurance and reinsurance companies. As of December 31, 2012 and 2011, the Company’s policy for the largest amount of life insurance retained on any one life by any one of its operations was $10. For the years ended December 31, 2012, 2011 and 2010, the Company did not make any significant changes in the terms under which reinsurance is ceded to other insurers. The Company entered into two reinsurance transactions upon completion of the sales of its Retirement Plans and Individual Life businesses in January 2013. See Note 2 - Business Dispositions of the Notes to Consolidated Financial Statements for further discussion of these transactions. In addition, the Company has reinsured a portion of the risk associated with U.S. variable annuities and the associated guaranteed minimum death benefit (“GMDB”) and guaranteed minimum withdrawal benefit (“GMWB”) riders, and of the risks associated with variable annuity contract and rider benefits issued by Hartford Life Insurance K.K.'s (“HLIKK”), an indirect wholly owned subsidiary.
For further discussion on reinsurance, see Part II, Item 7, MD&A — Enterprise Risk Management. Additional discussion may be found in the Company’s accounting policies for reinsurance within Note 1 of the Notes to Consolidated Financial Statements.
Investment Operations
The majority of the Company’s investment portfolios are managed by Hartford Investment Management Company (“HIMCO”). HIMCO manages the portfolios to maximize economic value, while attempting to generate the income necessary to support the Company’s various product obligations, within internally established objectives, guidelines and risk tolerances. The portfolio objectives and guidelines are developed based upon the asset/liability profile, including duration, convexity and other characteristics within specified risk tolerances. The risk tolerances considered include, for example, asset and credit issuer allocation limits, maximum portfolio limits for below investment grade holdings and foreign currency exposure limits. The Company attempts to minimize adverse impacts to the portfolio and the Company’s results of operations from changes in economic conditions through asset allocation limits, asset/liability duration matching and through the use of derivatives. For further discussion of HIMCO’s portfolio management approach, see Part II, Item 7, MD&A — Enterprise Risk Management — Credit Risk.
In addition to managing the general account assets of the Company, HIMCO is also a SEC registered investment adviser for third party institutional clients, a sub-advisor for certain mutual funds and serves as the sponsor and collateral manager for capital markets transactions. HIMCO specializes in investment management that incorporates proprietary research and active portfolio management within a disciplined risk framework that seeks to provide value added returns versus peers and benchmarks. As of December 31, 2012 and 2011, the fair value of HIMCO’s total assets under management was approximately $144.1 billion and $164.9 billion, respectively, of which $7.6 billion and $7.1 billion, respectively, were held in HIMCO managed third party accounts.
Enterprise Risk Management
The Company has an enterprise risk management function (“ERM”) that is charged with providing analysis of the Company's risks on an individual and aggregated basis and with ensuring that the Company's risks remain within its risk appetite and tolerances. ERM plays an integral role at The Hartford by fostering a strong risk management culture and discipline. The mission of ERM is to support the Company in achieving its strategic priorities by:

•	Providing a comprehensive view of the risks facing the Company, including risk concentrations and correlations;

•
Helping management define the Company's overall capacity and appetite for risk by evaluating the risk return profile of the business relative to the Company's strategic intent and financial underpinning;

•	Assisting management in setting specific risk tolerances and limits that are measurable, actionable, and comply with the Company's overall risk philosophy;

•	Communicating and monitoring the firm's risk exposures relative to set limits and recommending, or implementing as appropriate, mitigating strategies; and

•	Providing valuable insight to assist leaders in growing the businesses and achieving optimal risk-adjusted returns within established guidelines.

Enterprise Risk Management Structure and Governance
At The Hartford, the Board of Directors (“the Board”) has ultimate responsibility for risk oversight. It exercises its oversight function through its standing committees, each of which has primary risk oversight responsibility with respect to all matters within the scope of its duties as contemplated by its charter. In addition, the Finance, Investment and Risk Management Committee (“FIRMCo”), which is comprised of all members of the Board, has responsibility for overseeing the investment activities, financial management, and risk management activities of the Company and its subsidiaries, and all risks that do not fall within the oversight responsibility of any other standing committee. The Audit Committee is responsible for discussing with management risk assessment policies and overseeing enterprise operational risk.
At the corporate level, the Company's Enterprise Chief Risk Officer (“ECRO” or “Chief Risk Officer”) leads ERM. The Chief Risk Officer reports directly to the Company's Chief Executive Officer (“CEO”). Reporting to the ECRO are the Chief Insurance Risk Officer (“CIRO”), Chief Operational Risk Officer (“CORO”), Chief Market Risk Officer (“CMRO”), Head of Asset Liability Management, and HIMCO Chief Risk Officer. The Company has established the Enterprise Risk and Capital Committee (“ERCC”) that includes the Company's CEO, Chief Financial Officer (“CFO”), Chief Investment Officer (“CIO”), Chief Risk Officer, the divisional Presidents and the General Counsel. The ERCC is responsible for managing the Company's risks and overseeing the enterprise risk management program. The ERCC also manages the capital structure of the enterprise and is responsible the attribution of capital to the lines of business. The ERCC reports to the Board primarily through FIRMCo and through interactions with the Audit Committee.
The Company also has committees that manage specific risks and recommend risk mitigation strategies to the ERCC. These committees include, but are not limited to, the Company and Division Asset Liability Committees, Catastrophe Risk Committee, Emerging Risk Committees, Model Oversight Committees (“MOC”) and Operational Risk Committee (“ORC”).
Risk Management Framework
At the Company, risk is managed at multiple levels. The first line of risk management is generally the responsibility of the lines of business. Senior business leaders are responsible for taking and managing risks specific to their business objectives and business environment. In many cases, the second line of risk management is the principal responsibility of ERM. ERM has the responsibility to ensure the Company has insight into its aggregate risk and that risks are managed within the Company's overall risk tolerance. Internal Audit forms the third line of risk management by helping assess and ensure that risk controls are present and effective.
The Company's Risk Management Framework consists of four core elements:

1.
Risk Culture and Governance: The Company has established policies for its major risks and a formal governance structure with leadership oversight and an assignment of accountability and authority. The governance structure starts at the Board and cascades to the ERCC and then to individual risk committees across the Company. In addition, the Company promotes a strong risk management culture and high expectations around ethical behavior.

2.
Risk Identification and Assessment: Through its ERM organization, the Company has developed processes for the identification, assessment, and, when appropriate, response to internal and external risks to the Company's operations and business objectives. Risk identification and prioritization has been established within each area, including processes around emerging risks.

3.
Risk Appetite and Limits: The Company has a formal risk appetite framework that is approved by the Company's ERCC and reviewed by the Board. The risk appetite framework includes risk appetite statements, risk preferences, risk tolerances and an associated limit structure for each of its major insurance and financial risks. These formal limits are encapsulated in formal risk policies that are reviewed at least annually by the ERCC.

4.
Risk Monitoring, Controls and Communication: The Company monitors its major risks at the enterprise level through a number of enterprise reports, including but not limited to, a monthly risk dashboard, tracking the return on risk-capital across products, and regular stress testing. ERM communicates the Company's risk exposures to senior and executive management and the Board, and reviews key business performance metrics, risk indicators, audit reports, risk/control self assessments and risk event data.

Risk Exposures and Quantification
The Company quantifies its enterprise insurance and financial risk exposures using multiple lenses including statutory, economic and, where appropriate, U.S. GAAP. ERM leverages various modeling techniques and metrics to provide a view of the Company's risk exposure in both normal and stressed environments. ERM regularly monitors the Company's risk exposure as compared to defined statutory limits and provides regular reporting to the ERCC.
In order to quantify group capital levels the Company uses an Economic Capital Model (“ECM”) to quantify the value of risk management across the business lines and to advance its risk-based decision-making and optimization across risk and business. The Company also uses the ECM to inform the attribution of risk capital to each line of business. The Company categorizes its main risks as follows in order to achieve a consistent and disciplined approach to quantifying, evaluating, and managing risk:

•	Insurance Risk

•	Operational Risk

•	Financial Risk

•	Business Risk

Insurance Risk
The Company defines insurance risk as its exposure to loss due to property, liability, mortality, morbidity, disability, longevity and other perils and risks covered under its policies, including adverse development on loss reserves supporting its products and geographic accumulations of loss over time due to property or casualty catastrophes.
Operational Risk
The Company defines operational risk as the risk of loss resulting from inadequate or failed internal processes, people and systems, or from external events.
Financial Risk
Financial risk is broadly defined by the Company to include liquidity, interest rate, equity, foreign exchange, and credit risks, all of which have the potential to materially impact the Company's financial condition. Financial risk also includes exposure to events that may cause correlated movement in the above risk factors.
Business Risk
The Company manages its business risk at all levels of the organization. The Company categorizes its business risk as strategic risk and management risk. Strategic risk is defined as the risk to the defined company objectives from adverse developments in the Company's strategy vis-à-vis changing market conditions and competitor actions. Management risk is defined as the risk to defined company objectives from the ineffective or inefficient execution of the Company's strategic and business decisions. Enterprise strategic and management risks are assessed through strategic, business and operating plan reviews, as well as through management self-assessment processes and benchmarking.
For further discussion on risk management, see Part II, Item 7, MD&A - Enterprise Risk Management.
Regulation
Insurance companies are subject to comprehensive and detailed regulation and supervision throughout the United States. The extent of such regulation varies, but generally has its source in statutes which delegate regulatory, supervisory and administrative powers to state insurance departments. Such powers relate to, among other things, the standards of solvency that must be met and maintained; the licensing of insurers and their agents; the nature of and limitations on investments; establishing premium rates; claim handling and trade practices; restrictions on the size of risks which may be insured under a single policy; deposits of securities for the benefit of policyholders; approval of policy forms; periodic examinations of the affairs of companies; annual and other reports required to be filed on the financial condition of companies or for other purposes; fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values; and the adequacy of reserves and other necessary provisions for unearned premiums, unpaid losses and loss adjustment expenses and other liabilities, both reported and unreported.

Most states have enacted legislation that regulates insurance holding company systems such as The Hartford. This legislation provides that each insurance company in the system is required to register with the insurance department of its state of domicile and furnish information concerning the operations of companies within the holding company system that may materially affect the operations, management or financial condition of the insurers within the system. All transactions within a holding company system affecting insurers must be fair and equitable. Notice to the insurance departments is required prior to the consummation of transactions affecting the ownership or control of an insurer and of certain material transactions between an insurer and any entity in its holding company system. In addition, certain of such transactions cannot be consummated without the applicable insurance department’s prior approval. In the jurisdictions in which the Company’s insurance company subsidiaries are domiciled, the acquisition of more than 10% of The Hartford’s outstanding common stock would require the acquiring party to make various regulatory filings.
Certain of the Company’s life insurance subsidiaries sold variable life insurance, variable annuity, and some fixed guaranteed products that are “securities” registered with the SEC under the Securities Act of 1933, as amended. Some of the products have separate accounts that are registered as investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”), and/or are regulated by state law. Separate account investment products are also subject to state insurance regulation. Moreover, each separate account is generally divided into sub-accounts, each of which invests in an underlying mutual fund that is also registered as an investment company under the 1940 Act (“Underlying Funds”). The Company offers these Underlying Funds and retail mutual funds that are registered with and regulated by the SEC.
In addition, other subsidiaries of the Company sold and distributed the Company’s variable insurance products, Underlying Funds and retail mutual funds as broker dealers and are subject to regulation promulgated and enforced by the Financial Industry Regulatory Authority (“FINRA”), the SEC and/or in, some instances, state securities administrators. Other entities operate as investment advisers registered with the SEC under the Investment Advisers Act of 1940 and are registered as investment advisers under certain state laws, as applicable. One subsidiary is an investment company registered under the 1940 Act. Because federal and state laws and regulations are primarily intended to protect investors in securities markets, they generally grant regulators broad rulemaking and enforcement authority. Some of these regulations include, among other things, regulations impacting sales methods, trading practices, suitability of investments, use and safekeeping of customers’ funds, corporate governance, capital, record keeping, and reporting requirements.
The extent of insurance regulation on business outside the United States varies significantly among the countries in which The Hartford operates. Some countries have minimal regulatory requirements, while others regulate insurers extensively. Foreign insurers in certain countries are faced with greater restrictions than domestic competitors domiciled in that particular jurisdiction. The Hartford’s international operations are comprised of insurers licensed in their respective countries.
In addition, as described under “Legislative Developments,” we are subject to a number of Dodd-Frank Act provisions. Failure to comply with federal and state laws and regulations may result in censure, fines, the issuance of cease-and-desist orders or suspension, termination or limitation of the activities of our operations and/or our employees. We cannot predict the impact of these actions on our businesses, results of operations or financial condition.
Intellectual Property
We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property.
We have a worldwide trademark portfolio that we consider important in the marketing of our products and services, including, among others, the trademarks of The Hartford name, the Stag Logo and the combination of these two marks. The duration of trademark registrations varies from country to country and may be renewed indefinitely subject to country-specific use and registration requirements. We regard our trademarks as extremely valuable assets in marketing our products and services and vigorously seek to protect them against infringement.
Employees
The Hartford has approximately 22,500 employees as of December 31, 2012.
Available Information
The Hartford makes available, free of charge, on or through its Internet website (http://www.thehartford.com) The Hartford’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after The Hartford electronically files such material with, or furnishes it to, the SEC. None of the information made available on The Hartford’s Internet website shall be deemed to be incorporated by reference herein and the reference to The Hartford's Internet website is provided as an inactive textual reference only. Information filed or furnished to the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website (http://sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.